Exhibit 10(a)
June 8, 2009
Denbury Onshore, LLC
5100 Tennyson Parkway
Suite 3000
Plano, Texas 75024
Attention: Mr. Phil Rykhoek

Re:	Sixth Amended and Restated Credit Agreement (as amended, the “Credit Agreement”) dated as of September 14, 2006, among Denbury Onshore, LLC, a Delaware limited liability company (“Borrower”), Denbury Resources Inc., a Delaware corporation (“Parent”), the financial institutions party thereto as lenders (“Banks”), JPMorgan Chase Bank, N.A., as Administrative Agent (“Administrative Agent”), and the other agents party thereto. Unless otherwise defined herein, all terms used herein which are defined in the Credit Agreement shall have the meaning assigned to such terms in the Credit Agreement.
Ladies and Gentlemen:
1.	Subject Disposition and Request for Borrowing Base Redetermination. Borrower (a) has advised Administrative Agent and Banks that Borrower intends to sell approximately sixty percent (60%) of the Barnett Shale Assets to Talon Oil & Gas LLC (“Purchaser”) pursuant to that certain Purchase and Sale Agreement (the “Sale Agreement”) dated as of May 13, 2009 and dated effective as of June 1, 2009 between Borrower and Purchaser and attached hereto (along with all schedules and exhibits thereto) as Exhibit A (such sale, the “Subject Disposition”), which Subject Disposition is subject to Section 10.5 of the Credit Agreement, (b) has requested a Special Redetermination of the Borrowing Base in connection with the Subject Disposition as required by Section 5.3(a)(2) of the Credit Agreement, (c) has advised Administrative Agent and Banks that the Subject Disposition will result in Parent, Borrower and/or another Credit Party hedging more than the percentage of such party’s “forecasted production from Proved Mineral Interests” (as defined in the Credit Agreement) permitted under Section 10.11 of the Credit Agreement for calendar year 2010 (the “Temporary Hedging Noncompliance”) during the period commencing on the projected date of the consummation the Subject Disposition (such date, the “Subject Disposition Closing Date”) and continuing through but not including July 1, 2009 (such period, the “Specified Period”), which Temporary Hedging Noncompliance is prohibited by Section 10.11 of the Credit Agreement, and (d) requests that the Banks enter into this letter agreement (this “Letter Agreement”) to (i) consent to the Subject Disposition and to the Temporary Hedging Noncompliance for the Specified Period and (ii) redetermine the Borrowing Base in connection with the Subject Disposition as required by Section 5.3(a)(2) of the Credit Agreement, which redetermined Borrowing Base will be effective as of the Subject Disposition Closing Date.

2.	Agreements and Borrowing Base Redetermination. In reliance on the representations, warranties, covenants and agreements contained in this Letter Agreement, and subject to the conditions set forth below and possible future adjustments made pursuant to Article V of the Credit Agreement, the Required Banks hereby (a) consent to the Subject Disposition and to the Temporary Hedging Noncompliance for the Specified Period and (b) agree that the Borrowing Base shall be redetermined on and effective as of the Subject Disposition Closing Date to be $900,000,000 and shall remain at $900,000,000 until the next Redetermination thereafter.

In order to induce Banks and Administrative Agent to enter into this Letter Agreement, grant the consents and agree to the Redetermination contained herein, Parent and Borrower hereby represent, warrant and covenant to Banks and Administrative Agent as follows:

Denbury Onshore, LLC
June 8, 2009

     (a) Subject Disposition. The Subject Disposition (i) will be consummated in accordance with the Sale Agreement, all applicable Laws and the articles or certificate of organization, limited liability company agreement and other charter documents of Borrower and (ii) does not, and will not, result in a breach or violation of any material contract, agreement, indenture, mortgage or other instrument to which any Credit Party is a party. The Subject Disposition Closing Date will occur on or prior to August 1, 2009
     (b) Limited Consent. The consents set forth in this Section 2 are limited solely to the extent that (i) during the Specified Period, the Parent and Borrower do not, and Parent and/or Borrower do not permit any other Credit Party to hedge more than 85% of its “forecasted production from Proved Mineral Interests” for calendar year 2010. Nothing contained herein shall be deemed a consent to any other action or inaction of Borrower or any other Credit Party which constitutes (or would constitute) a violation of any provision of the Credit Agreement or any other Loan Paper, or which results (or would result) in a Default or Event of Default under the Credit Agreement or any other Loan Paper. Administrative Agent and Banks shall have no obligation to grant any future waivers, consents or amendments with respect to the Credit Agreement or any other Loan Paper.
     (c) Borrowing Base Redetermination. The conditional Borrowing Base Redetermination provided for herein shall not be considered or deemed to be a Special Redetermination under clause (1) of Section 5.3(a) of the Credit Agreement.
     (d) Reaffirm Existing Representations and Warranties. Each representation and warranty of Parent and Borrower contained in the Credit Agreement and the other Loan Papers is true and correct on the date hereof, except to the extent such representations and warranties are expressly stated as of a certain date, in which case such representations and warranties shall be true and correct in all material respects as of such date.
     (e) No Default, Event of Default or Borrowing Base Deficiency. No Default or Event of Default has occurred which is continuing and no Borrowing Base Deficiency exists on the date hereof. No Default, Event of Default or Borrowing Base Deficiency will exist on the Subject Disposition Closing Date and no Default, Event of Default or Borrowing Base Deficiency will result from the Subject Disposition.
     (f) No Defense. Parent and Borrower acknowledge that Borrower has no defense to (i) Borrower’s obligation to pay the Obligations when due, or (ii) the validity, enforceability or binding effect against Borrower of the Credit Agreement or any of the other Loan Papers or any Liens intended to be created thereby.
3.	Miscellaneous. (a) As a condition precedent to the effectiveness of the limited consent contained in Section 2 hereof and to the conditional Redetermination of the Borrowing Base contained in Section 2 hereof, Borrower shall have delivered to Administrative Agent such other documents, instruments and agreements, and Borrower and Parent shall have taken such action, as Administrative Agent may reasonably require in connection with this Letter Agreement and the transactions contemplated hereby, (b) Borrower hereby agrees to pay on demand all reasonable fees and expenses incurred by the Administrative Agent (including, without limitation, reasonable fees and expenses of counsel to the Administrative Agent) in connection with the preparation, negotiation and execution of this Letter Agreement and all related documents, (c) this Letter Agreement may be executed in counterparts, and all parties need not execute the same counterpart; however, no party shall be bound by this Letter Agreement until a counterpart hereof

Denbury Onshore, LLC
June 8, 2009

has been executed by the Borrower and Required Banks; facsimiles or other electronic transmission (e.g., pdf) shall be effective as originals, (d) THIS LETTER AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES REGARDING THE MATTERS SET FORTH HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES, (e) this Letter Agreement constitutes a “Loan Paper” under and as defined in Section 2.1 of the Credit Agreement, and (f) this Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.
Please evidence your agreement to each of the provisions of this Letter Agreement by executing a counterpart hereof where indicated and returning a fully executed counterpart to Erec R. Winandy, counsel for the Administrative Agent, via facsimile number (214) 999-7756 or via electronic e-mail to ewinandy@velaw.com.
[Signature Pages Follow]

DENBURY ONSHORE, LLC, as Borrower
By:	/s/ Phil Rykhoek
Phil Rykhoek
Senior Vice President and Chief Financial Officer

[Signature Page to Letter Agreement — Denbury onshore, LLC]

DENBURY RESOURCES, INC., as Parent
By:	/s/ Phil Rykhoek
Phil Rykhoek
Senior Vice President and Chief Financial Officer

[Signature Page to Letter Agreement — Denbury onshore, LLC]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Bank
By:	/s/ Brian P. Orlando
Brian P. Orlando
Vice President

[Signature Page to Letter Agreement — Denbury onshore, LLC]

FORTIS CAPITAL CORP., as a Bank

By: Name:	/s/ David Montgomery David Montgomery
Title:	Director

By: Name:	/s/ Darrell Holley Darrell Holley
Title:	Managing Director
[Signature Page to Letter Agreement — Denbury onshore, LLC]

BANK OF AMERICA, N.A., as a Bank

By: Name:	Stephen J. Hoffman Stephen J. Hoffman
Title:	Managing Director
[Signature Page to Letter Agreement — Denbury onshore, LLC]

WELLS FARGO BANK, N.A., as a Bank

By: Name:	/s/ Tom K. Martin Tom K. Martin
Title:	Vice President
[Signature Page to Letter Agreement — Denbury onshore, LLC]

UNION BANK OF CALIFORNIA, N.A., as a Bank

By: Name:	/s/ Alison Fuqua Alison Fuqua
Title:	Assistant Vice President
[Signature Page to Letter Agreement — Denbury onshore, LLC]

COMERICA BANK, as a Bank

By:	/s/ Peter L. Sefzik
Name:	Peter L. Sefzik
Title:	Senior Vice President
[Signature Page to Letter Agreement — Denbury onshore, LLC]

KEYBANK NATIONAL ASSOCIATION, as a Bank

By:	/s/ Angela McCracken
Name:	Angela McCracken
Title:	Senior Vice President
[Signature Page to Letter Agreement — Denbury onshore, LLC]

U.S. BANK NATIONAL ASSOCIATION, as a Bank

By: Name:	/s/ Daria Mahoney Daria Mahoney
Title:	Vice President
[Signature Page to Letter Agreement — Denbury onshore, LLC]

CALYON NEW YORK BRANCH, as a Bank

By: Name:	/s/ Mark Roche Mark Roche
Title:	Managing Director

By: Name:	/s/ Sharada Manne Sharada Manne
Title:	Director
[Signature Page to Letter Agreement — Denbury onshore, LLC]

BANK OF SCOTLAND, as a Bank

By: Name:	/s/ Julia R Franklin Julia R Franklin
Title:	Assistant Vice President
[Signature Page to Letter Agreement — Denbury onshore, LLC]

COMPASS BANK, as a Bank

By: Name:	/s/ Dorothy Marchand Dorothy Marchand
Title:	Senior Vice President
[Signature Page to Letter Agreement — Denbury onshore, LLC]

THE BANK OF NOVA SCOTIA, as a Bank

By: Name:	/s/ David G. Mills David G. Mills
Title:	Managing Director
[Signature Page to Letter Agreement — Denbury onshore, LLC]

EXHIBIT A
SALE AGREEMENT